Exhibit 21.1
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                    SUBSIDIARIES OF SWITCHBOARD INCORPORATED



NAME                                    JURISDICTION OF INCORPORATION
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Envenue, Inc.                           Delaware
Switchboard Securities Corporation      Massachusetts